2


           LOWE'S COMPANIES, INC.


                     INDEX


PART I   Financial Information:
                                                                      Page No.
   Consolidated Condensed Balance Sheets   October 31, 1994
   and January 31, 1994.                                                    3

   Consolidated Condensed Statements of Current and
   Retained Earnings   three months and nine months
   ended October 31, 1994 and 1993.                                         4

   Consolidated Condensed Statements of Cash Flows   three
   months and nine months ended October 31, 1994 and 1993.                  5

   Notes to Consolidated Condensed Financial Statements.                6-7

   Management's Discussion and Analysis of Results
   of Operations and Financial Condition.                               8-10

   Independent Accountants' Report.                                        11



PART II   Other Information

Item 6 (a) - Exhibits.

   Exhibit Computation of per share earnings                               12

   Exhibit Financial Data Schedule                                         13

Item 6 (b) - Reports on Form 8-K.                                          14